Exhibit 23.2

KPMG SA

Tour EQHO

2 Avenue Gambetta

CS 60055

92066 Paris La Défense Cedex

Consent of Independent Registered Public Accounting Firm

We consent to the use of our reports dated March 13, 2025, with respect to the consolidated financial statements of Cellectis S.A., and the effectiveness of internal control over financial reporting, incorporated herein by reference and to the reference to our firm under the heading “Experts” in the prospectus.

KPMG S.A.

/s/ Cédric Adens

Partner

Paris La Défense, France

July 2, 2025